SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                 FORM 8-A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                            PKS HOLDINGS, INC.
          (Exact name of registrant as specified in its charter)

Delaware                                                      91-1842817
(State of incorporation or organization)                 (I.R.S. Employer
                                                        Identification No.)



1000 Kiewit Plaza, Omaha Nebraska                             68131
(Address of principal executive offices)                    (Zip Code)


	Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class            Name of each exchange on which
  To be so registered            each class is to be registered


       None                                   None

	If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box [  ].

	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box [X].

	Securities Act registration statement file number to which this form relates: 333-34627.

Securities to be registered pursuant to Section 12(g) of the Act:

              Common Stock, par value $.01 per share
                         (Title of class)


Item 1.		Description of Registrant's Securities to
         be Registered.

The description of the Registrant's Common
Stock, par value $.01 per share, is incorporated herein by reference to the Registrant's
Registration Statement on Form S-4 (File No. 333-
34627) as filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended, on August 29, 1997, amended by Amendment
No. 1 to the Registration Statement on Form S-4 filed on October 10, 1997, Amendment No. 2 to the
Registration Statement on Form S-4 filed on
November 6, 1997 and Amendment No. 3 to the
Registration Statement on Form S-4 filed on
November 10, 1997.


Item 2.		Exhibits.

1.	Form of Stock Repurchase Agreement for
   Employee Stockholders.

2.	The Restated Certificate of Incorporation
   of PKS Holdings, Inc. dated as of March 18, 1998, effective March 19, 1998.

3.	The Amended and Restated By-Laws of PKS
   Holdings, Inc. dated as of March 19, 1998.



                           SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized

                                   PKS HOLDINGS, INC.



Dated: March 24, 1998				          By: /s/ Thomas C. Stortz
                                   Name: Thomas C. Stortz
                                   Title: Vice President